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                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                    of 1934


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          Section 240.14a-12


                              Nuevo Energy Company
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                (Name of Registrant as Specified In Its Charter)



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   (Name of Person(s) filing Information Statement, if other than Registrant)

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                                     NOTICE

                            THE NUEVO ENERGY COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                     HAS BEEN ADJOURNED UNTIL MAY 26, 1999


We previously sent you material relating to the Annual Meeting of Shareholders of Nuevo Energy Company held on May 12, 1999. The meeting was adjourned in order to allow sufficient time to obtain the required vote on Proposals 2 and 3.

Each of these proposals received the support of at least 77% of the outstanding shares. However, these proposals require the approval of at least 80% of all outstanding shares. Therefore, we have adjourned the meeting as to these proposals to allow more time for shareholders to vote.

ENCLOSED PLEASE FIND A PROXY CARD SOLICITING YOUR VOTE ON PROPOSALS 2 AND 3. ONLY THE LATEST DATED PROXY CARD WILL COUNT. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THESE PROPOSALS.

Proposal 2

This proposal relates to amending our certificate of incorporation and bylaws to remove the sections providing for a classified Board of Directors so that all of our directors are elected annually. This proposal received the support of more than 98% of the shares voting on the proposal. However, since only 77% of the outstanding shares voted in support of this proposal, it did not receive the favorable vote of 80% of the outstanding shares as required to pass this proposal.

The nominating and governance committee has determined that having a classified Board of Directors may have the undesirable effect of making the board less responsive to shareholders by limiting our shareholders' ability to control the composition of the board. The nominating and governance committee, with the approval of the Board of Directors, recommends the deletion of the provisions providing for a classified Board of Directors. We are approaching the 80% threshold and need your vote to avoid further delay and expense.

Proposal 3

This proposal, relating to amending Article VIII of our certificate of incorporation, received the support of more than 98% of the shares voting on the proposal. However, only 77% of the outstanding shares voted in support of this proposal, and, therefore, it did not receive the 80% vote required to pass this proposal.

The current certificate of incorporation has anti-takeover provisions which are contrary to the corporate governance principles and are not necessary to protect stockholders from inadequate or coercive offers.

At the Annual Meeting, shareholders showed support for Proposals 1, 4, 5, 6 and 7 which require only a majority approval and were adopted.

The meeting will reconvene at the Company's offices at 1331 Lamar, Suite 1650, Houston, Texas 77010-3039 on May 26, 1999, at 10 a.m. central time.

If you have any questions about these proposals, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

                 REMEMBER, NOT VOTING COUNTS AS A VOTE AGAINST!
                         PLEASE VOTE YOUR PROXY TODAY!